Exhibit 10.9

ALPINE	PURCHASE ORDER
FOOD DISTRIBUTING, INC.	209005

BILL TO:	SHIP TO:	RUN DATE:
Alpine Food/Distributive Res	Alpine Food/Distributive Res
2400 Mailwell Drive	2400 SE Mailwell Drive	SHIP DATE:
Milwaukie, OR 97222	Milwaukie, OR 97222
Phone (503)230-2883 Fax (503)230-9583	DEL DATE:
SUPPLIER:	SPECIAL INSTRUCTIONS:
123231 Nutrafuels	BUYER:

SHIP VIA:

ORDERED	ALP ITEM	MFG ITEM	UPC	DESCRIPTION	UNIT COST	AMOUNT

540 CS	Please confirm PO#: 209005	NET WT	TOTAL
with pricing to: GEORGE WARE
within 24 Hours gware@alpinefoods.com	GRS WT	PAGE: 1